                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this Amendment No. 3 to the Registration Statement on Form S-1 (Registration No. 333-03958) of our report on the Balance Sheet of Interstate Hotels Company as of April 23, 1996, dated April 23, 1996; the Combined Financial Statements of Interstate Hotels Corporation and Affiliates as of December 31, 1994 and 1995 and for the three years ended December 31, 1995, dated April 10, 1996, except for the third paragraph of Note 9, which is dated April 22, 1996; the Combined Financial Statements of Interstone I Property Partnerships and Predecessor Entities as of December 31, 1994 and 1995 and for the three years ended December 31, 1995, dated April 10, 1996; the Combined Financial Statements of Interstone/CGL Partners, L.P. and Predecessor Entity as of December 31, 1994, December 14, 1995 and December 31, 1995 and for the years ended December 31, 1993 and 1994, for the period from January 1, 1995 to December 14, 1995 and for the period from December 15, 1995 to December 31, 1995 dated April 10, 1996; and the Financial Statements of Boston Marriott Westborough Hotel as of December 31, 1994 and 1995 and for the three years ended December 31, 1995, dated May 2, 1996. We also consent to the reference to our firm under the caption "Experts".


                                                    /s/ COOPERS & LYBRAND L.L.P.
Pittsburgh, PA

June 18, 1996